Exhibit 99.1

News Release

Media Contact:Ron RogersInvestor Contact:Scott Gleason

(801) 584-3065(801) 584-1143

rrogers@myriad.comsgleason@myriad.com

Myriad’s myPath® Melanoma Test Receives Medicare Coverage

Test Will Help Patients Receive a Definitive Diagnosis

for a Suspicious Skin Lesion Biopsy

SALT LAKE CITY, March 14, 2019 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in personalized medicine, today announced that the Medicare Administrative Contractor Palmetto GBA MolDx has issued a final local coverage determination (LCD) for the myPath® Melanoma test to help physicians provide a definitive diagnosis when a suspicious skin lesion is equivocal based upon histopathology.

“We are excited that Palmetto has reviewed the extensive clinical dossier for the myPath Melanoma test and decided to cover the test for Medicare patients,” said Vicki Fish, vice president of Dermatology, Myriad Genetics.  “We look forward to making the myPath Melanoma test accessible to more patients so that they can obtain a definitive diagnosis and receive appropriate treatment and better health outcomes.”

Melanoma is one of the fastest growing cancers in the United States and can strike people of all ages, races and skin types.  More than one million skin biopsies are performed annually and approximately 15 percent of patients have an equivocal skin lesion.  The myPath Melanoma test analyzes 23 genes and has proven to be highly accurate in multiple studies at distinguishing melanoma from benign moles (nevi).

”There is strong demand among physicians for an objective genetic test to be used as an adjunct to historical approaches for diagnosis,” said Loren Clarke, M.D., board certified dermatopathologist and medical director, Dermatology, Myriad Genetics.  “The myPath Melanoma test has enormous potential to help patients because an appropriate treatment plan begins with an accurate and definitive diagnosis.”

Follow Myriad on Twitter via @MyriadGenetics to stay informed about news and updates about myPath Melanoma.

About Melanoma

According to the American Cancer Society, approximately 96,480 Americans are expected to be diagnosed with melanoma this year.  Early and accurate diagnosis of melanoma is critical for long-term survival.

About Myriad myPath® Melanoma

Myriad myPath Melanoma is a clinically validated test to be used as an adjunct to histopathology when the distinction between a benign nevus and a malignant melanoma cannot be made confidently by histopathology alone. The test measures the expression of 23 genes and accurately distinguishes melanoma from benign nevi.  For more information visit: www.mypathmelanoma.com/.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  build upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

            Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore, Prolaris, ForeSight and Prequel are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Safe Harbor Statement
            This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the final LCD for the myPath® Melanoma test; the ability of the myPath® Melanoma test to help physicians provide a definitive diagnosis when a suspicious lesion is equivocal based upon histopathology;

making the myPath Melanoma accessible to more patients so that they can obtain an accurate diagnosis, receive appropriate treatment and achieve the best health outcomes; strong demand among physicians for an objective genetic test to be used as an adjunct to historical approaches for diagnosis; the myPath Melanoma test’s enormous potential to help patients because an appropriate treatment plan starts with an accurate and definitive diagnosis; and the Company's strategic directives under the caption "About Myriad Genetics."  These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline; risks related to our ability to transition from our existing product portfolio to our new tests, including unexpected costs and delays; risks related to decisions or changes in governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities and our healthcare clinic; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements;  the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading "Risk Factors" contained in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2018, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

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